Press Release

Exhibit 99.1
Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES SECOND QUARTER EARNINGS AND
FINANCIAL RESULTS

RED BANK, NEW JERSEY, July 23, 2020…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $18.6 million, or $0.31 per diluted share, for the three months ended June 30, 2020, as compared to $19.0 million, or $0.37 per diluted share, for the corresponding prior year period. For the six months ended June 30, 2020, net income was $35.2 million, or $0.58 per diluted share, as compared to $40.2 million, or $0.79 per diluted share, for the corresponding prior year period.
The results of operations for the three months ended June 30, 2020 include merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $3.0 million. Results of operations for the six months ended June 30, 2020 include merger related expenses, branch consolidation expenses, and the Two River Bancorp (“Two River”) and Country Bank Holding Company, Inc. (“Country Bank”) opening credit loss expense under the Current Expected Credit Loss (“CECL”) model, which decreased net income, net of tax benefit, by $13.4 million. Excluding these items, core earnings for the three and six months ended June 30, 2020 were $21.6 million, or $0.36 per diluted share, and $48.6 million, or $0.81 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related, branch consolidation, and the Two

River and Country Bank opening credit loss expenses). The quarter and year to date results were also impacted by the COVID-19 outbreak, through both higher credit loss expense and increased operating expense.
Highlights for the quarter are described below:

•
Loans & Deposits: Drove record loan and deposit growth, including quarterly originations of $975 million, which included $504 million of Paycheck Protection Program (“PPP”) loans and total loan growth of $450 million after loan sales of $110 million. Deposits increased by $1.076 billion, driven by deposits from PPP borrowers of $504 million, ordinary course growth of $291 million, and short-term brokered deposits of $281 million.

•
Capital: Bolstered a strong balance sheet with the addition of $181 million of subordinated notes and non-cumulative perpetual preferred stock. The increased capital further strengthened resources available to the Bank while credit metrics, including delinquencies, forbearances, and net charge-offs all evidenced significant positive trends.

•
Operating Expenses: Improved operating leverage with the consolidation of thirteen branch locations, eight of which were driven by the completed integration of the Two River acquisition bringing the total number of branches consolidated over the past four years to 53. These consolidations increased the average branch size to $145 million and will help reduce operating expenses beginning in the third quarter.

•
COVID-19: The Company’s second quarter results were adversely impacted by the COVID-19 pandemic, including an elevated credit loss provision of $9.6 million and an additional $1.1 million in operating expense.

Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “The second quarter results included strong loan and deposit growth as we continued to serve our communities at a very difficult time. We facilitated $504 million in PPP loans, assisting local businesses and supporting 57,000 jobs.” Mr. Maher added, “The continuing national health crisis may weigh on results in future quarters, but we are exceptionally proud of our customers in New Jersey, New York, and Pennsylvania, who have worked with public health experts to bring the local epidemic under control and to begin a responsible and sustainable restart of our regional economy. The second quarter capital raise and the integration of the Two River acquisition have placed our Company in an advantageous position to face the future.”
The Company announced that the Company’s Board of Directors declared its ninety-fourth consecutive quarterly cash dividend on common stock. The dividend, related to the three months ended June 30, 2020, of $0.17 per share will be paid on August 14, 2020 to stockholders of record on August 3, 2020.
Results of Operations
On January 31, 2019, the Company completed its acquisition of Capital Bank of New Jersey (“Capital Bank”) and its results of operations are included in the consolidated results for the three and six months ended June 30, 2020, but are excluded from the results of operations for the period from January 1, 2019 to January 31, 2019.
On January 1, 2020, the Company completed its acquisitions of Two River and Country Bank and their respective results of operations from January 1, 2020 through June 30, 2020 are included in the consolidated results for the three and six months ended June 30, 2020, but are not included in the results of operations for the corresponding prior year periods.
Net income for the three months ended June 30, 2020 was $18.6 million, or $0.31 per diluted share, as compared to $19.0 million, or $0.37 per diluted share, for the corresponding prior year period. Net income for the six months ended June 30, 2020 was $35.2 million, or $0.58 per diluted share, as compared to $40.2 million, or $0.79 per diluted share, for the corresponding prior year period. Net income for the three months ended June 30, 2020 included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $3.0 million. Net income for the six months ended June 30, 2020 included merger related expenses, branch consolidation expenses, and the Two River and Country

Bank opening credit loss expense under the CECL model, which decreased net income, net of tax benefit, by $13.4 million. Net income for the three and six months ended June 30, 2019 included merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer, which decreased net income, net of tax benefit, by $7.0 million and $11.4 million, respectively. Excluding these items, net income for the three and six months ended June 30, 2020 was $21.6 million and $48.6 million, respectively, a decrease from $26.0 million and $51.6 million for the same prior year periods, respectively, primarily due to the adverse impact of the COVID-19 outbreak.
Net interest income for the three and six months ended June 30, 2020 increased to $78.7 million, and $158.3 million, as compared to $64.8 million and $129.2 million for the same prior year periods, respectively, reflecting an increase in interest-earning assets, partly offset by a reduction in net interest margin. Average interest-earning assets increased by $2.684 billion and $2.435 billion for the three and six months ended June 30, 2020, respectively, as compared to the same prior year periods. The averages for the three and six months ended June 30, 2020 were favorably impacted by $1.815 billion and $1.793 billion, respectively, of interest-earning assets acquired from Two River and Country Bank and $373.7 million and $186.8 million, respectively, of PPP loans. Average loans receivable, net, increased by $2.347 billion and $2.215 billion for the three and six months ended June 30, 2020, respectively, as compared to the same prior year periods. The increases attributable to the acquisitions of Two River and Country Bank for the three and six months ended June 30, 2020 were $1.606 billion and $1.581 billion, respectively. The net interest margin for the three and six months ended June 30, 2020 decreased to 3.24% and 3.37%, respectively, from 3.66% and 3.72%, respectively, for the same prior year periods. The compression in net interest margin is primarily due to the lower interest rate environment, the origination of low-yielding PPP loans, and the excess balance sheet liquidity which the Company strategically accumulated entering the economic downturn. For the three months ended June 30, 2020, the cost of average interest-bearing liabilities decreased to 0.92% from 0.98% in the corresponding prior year period. For the six months ended June 30, 2020, the cost of average interest-bearing liabilities increased to 0.98% from 0.94%, in the corresponding prior year period. The total cost of deposits (including non-interest bearing deposits) was 0.57% and 0.63% for the three and six months ended June 30, 2020, respectively, as compared to 0.62% and 0.60%, respectively, in the same prior year periods.
Net interest income for the three months ended June 30, 2020, decreased by $1.0 million, as compared to the prior linked quarter, as the net interest margin decreased to 3.24% as compared to 3.52% for the prior linked quarter. The yield on average interest-earning assets decreased to 3.94% from 4.34% in the prior linked quarter, primarily due to the lower interest rate environment, the origination of low-yielding PPP loans, and the excess balance sheet liquidity which the Company strategically accumulated entering the economic downturn. The total cost of deposits (including non-interest bearing deposits) was 0.57% for the three months ended June 30, 2020, as compared to 0.70% for the three months ended March 31, 2020. The decrease in total cost of deposits is primarily due to the repricing of deposits acquired from Two River and Country Bank and the growth in business deposits relating to PPP originations.
For the three and six months ended June 30, 2020, the credit loss expense was $9.6 million and $19.6 million, respectively, as compared to $356,000 and $976,000, respectively, for the corresponding prior year periods, and $10.0 million in the prior linked quarter. Net loan recoveries were $232,000 for the quarter and net loan charge-offs were $922,000 for the six months ended June 30, 2020, as compared to net loan charge-offs of $926,000 and $1.4 million in the corresponding prior year periods, and $1.2 million in the prior linked quarter. The prior linked quarter included $949,000 in charge-offs on the sale of higher risk residential loans. Non-performing loans totaled $21.0 million at June 30, 2020, as compared to $16.3 million at March 31, 2020 and $17.8 million at June 30, 2019. Credit expense for the three and six months ended June 30, 2020 was significantly influenced by economic conditions related to the COVID-19 outbreak and estimates of how those conditions may impact the Company’s customers. As a result of the COVID-19 outbreak, loans under forbearance totaled $1.5 billion at June 30, 2020. The forbearance pool is expected to decrease substantially as borrowers are beginning to return to monthly payments. As of July 15, 2020, borrowers with balances totaling $650 million have indicated to the Bank that they will return to regular monthly payments. Due to the U.S. government guarantee on PPP loans, there is no credit allowance on these loans. Refer to exhibits filed with the earnings release on Form 8-K for detailed information on credit loss expense and loans under forbearance agreements.
For the three and six months ended June 30, 2020, other income increased to $11.4 million and $25.1 million, respectively, as compared to $9.9 million and $19.4 million, respectively, for the corresponding prior year periods. Excluding the Two River and Country Bank acquisitions which added $692,000, the increase in other income for the three months ended June 30, 2020 was due to an increase in commercial loan swap income of $1.9 million, and an increase in the net gain on sales of loans of $619,000, partially offset by lower fees and service charges of $1.7 million, as compared to the corresponding prior year period. For the six months ended June 30, 2020, excluding the Two River and Country Bank acquisitions which added $1.4 million, the increase in other income was due to the increase in commercial swap income of $5.5 million, and an increase in the net gain on sales of loans of $733,000, partially offset by decreases in fees and service charges of $1.8 million. The waiver of certain fees during the COVID-19 pandemic may continue to suppress deposit fee income for the remainder of the public health crisis.
For the three months ended June 30, 2020, other income decreased by $2.3 million, as compared to the prior linked quarter. The decrease was primarily due to lower fees and service charges of $1.6 million and lower commercial loan swap income of $1.6 million, partially offset by an increase in the net gain on sale of loans of $583,000.
Operating expenses increased to $55.9 million and $118.7 million for the three and six months ended June 30, 2020, respectively, as compared to $50.9 million and $98.2 million, respectively, in the same prior year periods. Operating expenses for the three and six months ended June 30, 2020 included $3.9 million and $15.1 million, respectively, of merger related and branch consolidation expenses, as compared to $8.9 million and $14.3 million of merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer, respectively, in the same prior year periods. Excluding the impact of merger related expenses, branch consolidation expenses, and compensation expense due to the retirement of an executive officer, the change in operating expenses over the prior year was due to the Two River and Country Bank acquisitions, which added $7.6 million and $16.1 million, respectively, for the three and six months ended June 30, 2020. The remaining increase in operating expenses for the three months ended June 30, 2020 was primarily due to a Federal Home Loan Bank (“FHLB”) prepayment penalty fee of $924,000 and expenses related to COVID-19 of $1.1 million. The increase in operating expenses for the six months ended June 30, 2020 was primarily due to a FHLB prepayment penalty fee of $924,000 and expenses related to COVID-19 of $2.1 million.
For the three months ended June 30, 2020, operating expenses increased by $324,000, as compared to the prior linked quarter, excluding merger related and branch consolidation expenses. The increase was due to a FHLB prepayment penalty fee of $924,000.
   The provision for income taxes was $5.9 million and $9.9 million for the three and six months ended June 30, 2020, respectively, as compared to $4.5 million and $9.3 million, respectively, for the same prior year periods. The effective tax rate was 24.0% and 22.0% for the three and six months ended June 30, 2020, respectively, as compared to 19.0% and 18.8%, respectively, for the same prior year periods. The higher effective tax rate in the current year period is primarily due to the impact of a New Jersey tax code change and a higher allocation of taxable income to New York due to the acquisition of Country Bank.

Financial Condition
Total assets increased by $3.099 billion, to $11.345 billion at June 30, 2020, from $8.246 billion at December 31, 2019, primarily as a result of the acquisitions of Two River and Country Bank, which added $2.031 billion to total assets. Cash and due from banks increased by $600.5 million, to $721.0 million at June 30, 2020, from $120.5 million at December 31, 2019, due to the Company’s decision to build liquidity during the economic downturn and the cash received from the issuance of subordinated notes and non-cumulative perpetual preferred stock as described below. Loans receivable, net of allowance for credit losses, increased by $2.128 billion, to $8.335 billion at June 30, 2020, from $6.208 billion at December 31, 2019, due to acquired loans from Two River and Country Bank of $1.558 billion coupled with strong organic loan growth. As part of the acquisitions of Two River and Country Bank, the Company’s goodwill balance increased to $501.5 million at June 30, 2020, from $374.6 million at December 31, 2019 and the core deposit intangible increased to $26.7 million, from $15.6 million. Other assets increased by $57.1 million to $226.6 million at June 30, 2020, from $169.5 million at December 31, 2019, primarily due to the increase in swap positions.
Deposits increased by $2.639 billion, to $8.968 billion at June 30, 2020, from $6.329 billion at December 31, 2019, primarily due to acquired deposits from Two River and Country Bank of $1.594 billion. The loan-to-deposit ratio at June 30, 2020 was 93.4%, as compared to 98.2% at December 31, 2019. The deposit growth funded a decrease in FHLB advances of $175.9 million to $343.4 million at June 30, 2020, from $519.3 million at December 31, 2019. The increase in other borrowings of $150.0 million to $246.8 million at June 30, 2020, from $96.8 million at December 31, 2019, primarily resulted from the May 2020 issuance of $125.0 million in subordinated notes at an initial rate of 5.25% and a stated maturity of May 15, 2030. Other liabilities increased by $76.0 million to $138.5 million at June 30, 2020, from $62.6 million at December 31, 2019, primarily due to the increase in swap positions.
Stockholders’ equity increased to $1.476 billion at June 30, 2020, as compared to $1.153 billion at December 31, 2019. The acquisitions of Two River and Country Bank added $261.4 million to stockholders’ equity. During the three months ended June 30, 2020, the Company raised $55.7 million from the issuance of 7.0% fixed-to-floating rate non-cumulative perpetual preferred stock, with a par value of $0.01 and a liquidation price of $1,000 per share. Under the Company’s stock repurchase program, there were 2,019,145 shares available for repurchase at June 30, 2020. The Company suspended its repurchase activity on February 28, 2020. For the six months ended June 30, 2020, the Company repurchased 648,851 shares under the repurchase program at a weighted average cost of $22.83. Tangible common stockholders’ equity per common share increased to $14.79 at June 30, 2020, as compared to $14.62 at March 31, 2020.
Asset Quality
The Company’s non-performing loans increased to $21.0 million at June 30, 2020, as compared to $17.8 million at December 31, 2019. Non-performing loans do not include $61.7 million of purchased with credit deterioration (“PCD”) loans acquired in the Two River, Country Bank, Capital Bank, Sun Bancorp, Inc. (“Sun”), Ocean Shore Holding Co. (“Ocean Shore”), Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $248,000 at June 30, 2020, as compared to $264,000 at December 31, 2019. At June 30, 2020, the Company had outstanding loans under forbearance of $1.5 billion. As of July 15, 2020, customers with balances totaling $650 million have indicated to the Bank that they will return to regular monthly payments. Refer to exhibits filed with the earnings release on Form 8-K for detailed information on credit loss expense and loans subject to forbearance.
At June 30, 2020, the Company’s allowance for credit losses was 0.46% of total loans, an increase from 0.27% at December 31, 2019. The allowance for credit losses as a percentage of total non-performing loans was 183.0% at June 30, 2020, as compared to 94.4% at December 31, 2019.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses, Two River and Country Bank opening credit loss expense under the CECL model, non-recurring professional fees, compensation expense due to the retirement of an executive officer, and reduction in income tax expense from the revaluation of state deferred tax assets as a result of a change in the New Jersey tax code, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, July 24, 2020 at 11:00 a.m. Eastern Time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10145712 from one hour after the end of the call until October 30, 2020. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $11.3 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the impact of the COVID-19 pandemic on our operations and financial results and those of our customers, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	June 30, 2020	March 31, 2020	December 31, 2019	June 30, 2019
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$721,049	$256,470	$120,544	$148,327
Debt securities available-for-sale, at estimated fair value	153,239	153,738	150,960	123,610
Debt securities held-to-maturity, net of allowance for credit losses of $2,446 at June 30, 2020 and $2,529 at March 31, 2020 (estimated fair value of $895,897 at June 30, 2020, $928,582 at March 31, 2020, $777,290 at December 31, 2019 and $869,167 at June 30, 2019)	867,959	914,255	768,873	863,838
Equity investments, at estimated fair value	13,830	14,409	10,136	10,002
Restricted equity investments, at cost	68,091	81,005	62,356	59,425
Loans receivable, net of allowance for credit losses of $38,509 at June 30, 2020, $29,635 at March 31, 2020, $16,852 at December 31, 2019 and $16,135 at June 30, 2019	8,335,480	7,913,541	6,207,680	5,943,930
Loans held-for-sale	21,799	17,782	—	—
Interest and dividends receivable	37,811	27,930	21,674	22,106
Other real estate owned	248	484	264	865
Premises and equipment, net	100,576	104,560	102,691	105,853
Bank Owned Life Insurance	262,637	261,270	237,411	235,162
Assets held for sale	7,828	3,785	3,785	4,198
Goodwill	501,472	500,093	374,632	374,592
Core deposit intangible	26,732	28,276	15,607	17,614
Other assets	226,614	211,476	169,532	119,535
Total assets	$11,345,365	$10,489,074	$8,246,145	$8,029,057
Liabilities and Stockholders’ Equity
Deposits	$8,967,754	$7,892,067	$6,328,777	$6,187,487
Federal Home Loan Bank advances	343,392	825,824	519,260	453,646
Securities sold under agreements to repurchase with retail customers	152,821	90,175	71,739	62,086
Other borrowings	246,840	120,213	96,801	96,533
Advances by borrowers for taxes and insurance	19,582	24,931	13,884	14,817
Other liabilities	138,542	126,030	62,565	77,193
Total liabilities	9,868,931	9,079,240	7,093,026	6,891,762
Total stockholders’ equity	1,476,434	1,409,834	1,153,119	1,137,295
Total liabilities and stockholders’ equity	$11,345,365	$10,489,074	$8,246,145	$8,029,057

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	For the Three Months Ended,			For the Six Months Ended,
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$88,347	$89,944	$70,917	$178,291	$139,918
Mortgage-backed securities	3,593	3,844	3,946	7,437	7,987
Debt securities, equity investments and other	3,937	4,419	3,547	8,356	6,927
Total interest income	95,877	98,207	78,410	194,084	154,832
Interest expense:
Deposits	12,305	13,936	9,762	26,241	18,401
Borrowed funds	4,905	4,626	3,811	9,531	7,206
Total interest expense	17,210	18,562	13,573	35,772	25,607
Net interest income	78,667	79,645	64,837	158,312	129,225
Credit loss expense	9,649	9,969	356	19,618	976
Net interest income after credit loss expense	69,018	69,676	64,481	138,694	128,249
Other income:
Bankcard services revenue	2,741	2,481	2,679	5,222	4,964
Trust and asset management revenue	555	515	569	1,070	1,067
Fees and service charges	3,253	4,873	4,595	8,126	9,111
Net gain on sales of loans	756	173	7	929	15
Net gain on equity investments	148	155	133	303	241
Net loss from other real estate operations	(52)	(150)	(121)	(202)	(127)
Income from Bank Owned Life Insurance	1,521	1,575	1,293	3,096	2,614
Commercial loan swap income	2,489	4,050	612	6,539	1,084
Other	19	25	112	44	422
Total other income	11,430	13,697	9,879	25,127	19,391
Operating expenses:
Compensation and employee benefits	27,935	29,885	23,704	57,820	46,118
Occupancy	5,268	5,276	4,399	10,544	8,929
Equipment	1,982	1,943	1,936	3,925	3,882
Marketing	753	769	1,137	1,522	2,067
Federal deposit insurance and regulatory assessments	1,133	667	802	1,800	1,634
Data processing	4,149	4,177	3,684	8,326	7,338
Check card processing	1,290	1,276	1,322	2,566	2,760
Professional fees	2,683	2,302	1,408	4,985	3,117
Other operating expense	5,262	3,802	3,882	9,064	7,251
Amortization of core deposit intangible	1,544	1,578	1,015	3,122	2,020
Branch consolidation expense	863	2,594	6,695	3,457	7,086
Merger related expenses	3,070	8,527	931	11,597	5,984
Total operating expenses	55,932	62,796	50,915	118,728	98,186
Income before provision for income taxes	24,516	20,577	23,445	45,093	49,454
Provision for income taxes	5,878	4,044	4,465	9,922	9,301
Net income	$18,638	$16,533	$18,980	$35,171	$40,153
Basic earnings per share	$0.31	$0.28	$0.37	$0.59	$0.80
Diluted earnings per share	$0.31	$0.27	$0.37	$0.58	$0.79
Average basic shares outstanding	59,877	59,876	50,687	59,881	50,115
Average diluted shares outstanding	59,999	60,479	51,290	60,122	50,728

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Commercial:
Commercial and industrial		$910,762	$502,760	$396,434	$406,580	$392,336
Commercial real estate - owner - occupied		1,199,742	1,220,983	792,653	787,752	771,640
Commercial real estate - investor		3,449,160	3,331,662	2,296,410	2,232,159	2,143,093
Total commercial		5,559,664	5,055,405	3,485,497	3,426,491	3,307,069
Consumer:
Residential real estate		2,426,277	2,458,641	2,321,157	2,234,361	2,193,829
Home equity loans and lines		320,627	335,624	318,576	330,446	341,972
Other consumer		71,721	82,920	89,422	98,835	109,015
Total consumer		2,818,625	2,877,185	2,729,155	2,663,642	2,644,816
Total loans		8,378,289	7,932,590	6,214,652	6,090,133	5,951,885
Deferred origination (fees) costs, net		(4,300)	10,586	9,880	8,441	8,180
Allowance for credit losses		(38,509)	(29,635)	(16,852)	(16,636)	(16,135)
Loans receivable, net		$8,335,480	$7,913,541	$6,207,680	$6,081,938	$5,943,930
Mortgage loans serviced for others		$101,840	$51,399	$50,042	$54,457	$90,882
	At June 30, 2020 Average Yield
Loan pipeline (1):
Commercial	3.95%	$169,093	$293,820	$219,269	$126,578	$212,712
Residential real estate	3.39	181,800	223,032	105,396	189,403	82,555
Home equity loans and lines	4.33	8,282	8,429	3,049	3,757	2,550
Total	3.67%	$359,175	$525,281	$327,714	$319,738	$297,817

	For the Three Months Ended
	June 30, 2020			March 31, 2020		December 31, 2019	September 30, 2019		June 30, 2019
	Average Yield
Loan originations:
Commercial	3.16%	$216,979	(2)	$266,882		$264,938	$315,405		$123,882
Residential real estate	3.37	242,137		148,675		226,492	156,308		120,771
Home equity loans and lines	4.37	12,128		10,666		12,961	10,498		14,256
Total	3.30%	$471,244		$426,223		$504,391	$482,211		$258,909
Loans sold		$104,600	(3)	$7,500	(3)	$110	$—	(3)	$403	(3)

(1)	Loan pipeline includes loans approved but not funded.

(2)	Excludes loans originated through the Paycheck Protection Program of $504 million.

(3)
Excludes the sale of under-performing commercial loans of $4.9 million for the three months ended June 30, 2020, under-performing residential loans of $4.0 million and commercial loans of $5.1 million for the three months ended March 31, 2020, small business administration loans of $3.5 million for the three months ended September 30, 2019 and under-performing residential loans of $2.9 million for the three months ended June 30, 2019.

DEPOSITS	At
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Type of Account
Non-interest-bearing	$2,161,766	$1,783,216	$1,377,396	$1,406,194	$1,370,167
Interest-bearing checking	3,022,887	2,647,487	2,539,428	2,400,331	2,342,913
Money market deposit	680,199	620,145	578,147	593,457	642,985
Savings	1,456,931	1,420,628	898,174	901,168	909,501
Time deposits	1,645,971	1,420,591	935,632	919,705	921,921
	$8,967,754	$7,892,067	$6,328,777	$6,220,855	$6,187,487

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Non-performing loans:
Commercial and industrial	$1,586	$207	$207	$207	$207
Commercial real estate - owner-occupied	4,582	4,219	4,811	4,537	4,818
Commercial real estate - investor	5,274	3,384	2,917	4,073	4,050
Residential real estate	6,568	5,920	7,181	5,953	5,747
Home equity loans and lines	3,034	2,533	2,733	2,683	2,974
Total non-performing loans	21,044	16,263	17,849	17,453	17,796
Other real estate owned	248	484	264	294	865
Total non-performing assets	$21,292	$16,747	$18,113	$17,747	$18,661
Purchased with credit deterioration (“PCD”) loans (1)	$61,694	$59,783	$13,265	$13,281	$13,432
Delinquent loans 30 to 89 days	$13,640	$48,905	$14,798	$19,905	$20,029
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$6,189	$6,249	$6,566	$6,152	$6,815
Performing	16,365	16,102	18,042	18,977	19,314
Total troubled debt restructurings	$22,554	$22,351	$24,608	$25,129	$26,129
Allowance for credit losses	$38,509	$29,635	$16,852	$16,636	$16,135
Allowance for credit losses as a percent of total loans receivable (2)	0.46%	0.37%	0.27%	0.27%	0.27%
Allowance for credit losses as a percent of total non-performing loans	182.99	182.22	94.41	95.32	90.67
Non-performing loans as a percent of total loans receivable	0.25	0.21	0.29	0.29	0.30
Non-performing assets as a percent of total assets	0.19	0.16	0.22	0.22	0.23

(1)	PCD loans are not included in non-performing loans or delinquent loans totals.

(2)
The loans acquired from Two River, Country Bank, Capital Bank, Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for credit losses, was $35,439, $38,272, $30,260, $32,768, and $36,026 at June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	June 30, 2020	March 31, 2020		December 31, 2019	September 30, 2019	June 30, 2019
Net recoveries (charge-offs):
Loan charge-offs	$(169)	$(1,384)		$(445)	$(353)	$(1,138)
Recoveries on loans	401	230		306	549	212
Net loan recoveries (charge-offs)	$232	$(1,154)	(1)	$(139)	$196	$(926)	(1)
Net loan charge-offs to average total loans (annualized)	NM*	0.06%		0.01%	NM*	0.06%
Net charge-off detail - recovery (loss):
Commercial	$30	$59		$163	$256	$(58)
Residential real estate	212	(1,112)		(61)	12	(728)
Home equity loans and lines	(3)	(36)		(240)	(10)	(121)
Other consumer	(7)	(65)		(1)	(62)	(19)
Net loan recoveries (charge-offs)	$232	$(1,154)	(1)	$(139)	$196	$(926)	(1)

(1)	Included in net loan charge-offs for the three months ended March 31, 2020 and June 30, 2019 are $949 and $429, respectively, relating to under-performing loans sold.
* Not Meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$354,016	$115	0.13%	$63,726	$342	2.16%	$67,214	$372	2.22%
Securities (1)	1,130,779	7,415	2.64	1,186,535	7,921	2.68	1,080,690	7,121	2.64
Loans receivable, net (2)
Commercial	5,409,238	59,460	4.42	4,960,991	59,875	4.85	3,309,869	42,579	5.16
Residential	2,507,076	23,870	3.81	2,473,410	24,628	3.98	2,187,417	22,329	4.08
Home Equity	328,144	3,853	4.72	339,003	4,070	4.83	347,028	4,656	5.38
Other	76,382	1,164	6.13	87,478	1,371	6.30	113,153	1,353	4.80
Allowance for credit losses net of deferred loan fees	(25,218)	—	—	(10,220)	—	—	(9,155)	—	—
Loans Receivable, net	8,295,622	88,347	4.28	7,850,662	89,944	4.61	5,948,312	70,917	4.78
Total interest-earning assets	9,780,417	95,877	3.94	9,100,923	98,207	4.34	7,096,216	78,410	4.43
Non-interest-earning assets	1,334,169			1,231,886			972,683
Total assets	$11,114,586			$10,332,809			$8,068,899
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,966,631	4,800	0.65%	$2,807,793	5,132	0.74%	$2,504,541	4,240	0.68%
Money market	652,485	705	0.43	614,062	1,040	0.68	631,297	1,358	0.86
Savings	1,445,953	414	0.12	1,403,338	1,555	0.45	915,701	301	0.13
Time deposits	1,623,890	6,386	1.58	1,459,348	6,209	1.71	934,470	3,863	1.66
Total	6,688,959	12,305	0.74	6,284,541	13,936	0.89	4,986,009	9,762	0.79
FHLB Advances	476,598	1,946	1.64	631,329	2,824	1.80	404,951	2,320	2.30
Securities sold under agreements to repurchase	131,382	138	0.42	82,105	95	0.47	62,243	64	0.41
Other borrowings	220,948	2,821	5.14	118,851	1,707	5.78	99,591	1,427	5.75
Total interest-bearing liabilities	7,517,887	17,210	0.92	7,116,826	18,562	1.05	5,552,794	13,573	0.98
Non-interest-bearing deposits	2,018,044			1,687,582			1,302,147
Non-interest-bearing liabilities	124,997			113,477			82,793
Total liabilities	9,660,928			8,917,885			6,937,734
Stockholders’ equity	1,453,658			1,414,924			1,131,165
Total liabilities and equity	$11,114,586			$10,332,809			$8,068,899
Net interest income		$78,667			$79,645			$64,837
Net interest rate spread (3)			3.02%			3.29%			3.45%
Net interest margin (4)			3.24%			3.52%			3.66%
Total cost of deposits (including non-interest-bearing deposits)			0.57%			0.70%			0.62%

	For the Six Months Ended
	June 30, 2020			June 30, 2019
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$208,871	$457	0.44%	$73,527	$839	2.30%
Securities (1)	1,158,657	15,336	2.66	1,073,957	14,075	2.64
Loans receivable, net (2)
Commercial	5,185,114	119,335	4.63	3,260,855	83,987	5.19
Residential	2,490,243	48,499	3.90	2,141,032	43,733	4.09
Home Equity	333,574	7,923	4.78	350,175	9,363	5.39
Other	81,930	2,534	6.22	116,153	2,835	4.92
Allowance for credit losses net of deferred loan fees	(17,720)	—	—	(9,616)	—	—
Loans Receivable, net	8,073,141	178,291	4.44	5,858,599	139,918	4.82
Total interest-earning assets	9,440,669	194,084	4.13	7,006,083	154,832	4.46
Non-interest-earning assets	1,283,029			948,658
Total assets	$10,723,698			$7,954,741
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,887,212	9,931	0.69%	$2,518,062	8,032	0.64%
Money market	633,273	1,745	0.55	616,384	2,468	0.81
Savings	1,424,646	1,969	0.28	909,906	587	0.13
Time deposits	1,541,619	12,596	1.64	933,410	7,314	1.58
Total	6,486,750	26,241	0.81	4,977,762	18,401	0.75
FHLB Advances	553,963	4,770	1.73	372,499	4,160	2.25
Securities sold under agreements to repurchase	106,743	234	0.44	63,761	119	0.38
Other borrowings	169,900	4,527	5.36	99,569	2,927	5.93
Total interest-bearing liabilities	7,317,356	35,772	0.98	5,513,591	25,607	0.94
Non-interest-bearing deposits	1,852,813			1,257,041
Non-interest-bearing liabilities	119,237			69,443
Total liabilities	9,289,406			6,840,075
Stockholders’ equity	1,434,292			1,114,666
Total liabilities and equity	$10,723,698			$7,954,741
Net interest income		$158,312			$129,225
Net interest rate spread (3)			3.15%			3.52%
Net interest margin (4)			3.37%			3.72%
Total cost of deposits (including non-interest-bearing deposits)			0.63%			0.60%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost net of allowance for credit losses.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated credit loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019

Selected Financial Condition Data:
Total assets	$11,345,365	$10,489,074	$8,246,145	$8,135,173	$8,029,057
Debt securities available-for-sale, at estimated fair value	153,239	153,738	150,960	127,308	123,610
Debt securities held-to-maturity, net of allowance for credit losses	867,959	914,255	768,873	819,253	863,838
Equity investments, at estimated fair value	13,830	14,409	10,136	10,145	10,002
Restricted equity investments, at cost	68,091	81,005	62,356	62,095	59,425
Loans receivable, net of allowance for credit losses	8,335,480	7,913,541	6,207,680	6,081,938	5,943,930
Deposits	8,967,754	7,892,067	6,328,777	6,220,855	6,187,487
Federal Home Loan Bank advances	343,392	825,824	519,260	512,149	453,646
Securities sold under agreements to repurchase and other borrowings	399,661	210,388	168,540	161,734	158,619
Stockholders’ equity	1,476,434	1,409,834	1,153,119	1,144,528	1,137,295

	For the Three Months Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Selected Operating Data:
Interest income	$95,877	$98,207	$77,075	$76,887	$78,410
Interest expense	17,210	18,562	13,721	13,495	13,573
Net interest income	78,667	79,645	63,354	63,392	64,837
Credit loss expense	9,649	9,969	355	305	356
Net interest income after credit loss expense	69,018	69,676	62,999	63,087	64,481
Other income	11,430	13,697	11,231	11,543	9,879
Operating expenses (excluding branch consolidation and merger related expenses)	51,999	51,675	43,589	40,884	43,289
Branch consolidation expense	863	2,594	268	1,696	6,695
Merger related expenses	3,070	8,527	3,742	777	931
Income before provision for income taxes	24,516	20,577	26,631	31,273	23,445
Provision for income taxes	5,878	4,044	3,181	6,302	4,465
Net income	$18,638	$16,533	$23,450	$24,971	$18,980
Diluted earnings per share	$0.31	$0.27	$0.47	$0.49	$0.37
Net accretion/amortization of purchase accounting adjustments included in net interest income	$5,536	$5,533	$3,501	$2,769	$3,663

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	0.67%	0.64%	1.14%	1.23%	0.94%
Return on average tangible assets (2) (3)	0.71	0.68	1.19	1.29	0.99
Return on average stockholders’ equity (2)	5.16	4.70	8.12	8.66	6.73
Return on average tangible stockholders’ equity (2) (3)	8.10	7.50	12.33	13.18	10.32
Stockholders’ equity to total assets	13.01	13.44	13.98	14.07	14.16
Tangible stockholders’ equity to tangible assets (3)	8.77	8.85	9.71	9.73	9.76
Tangible common stockholders’ equity to tangible assets (3)	8.25	8.85	9.71	9.73	9.76
Net interest rate spread	3.02	3.29	3.26	3.32	3.45
Net interest margin	3.24	3.52	3.48	3.55	3.66
Operating expenses to average assets (2)	2.02	2.44	2.31	2.13	2.53
Efficiency ratio (2) (4)	62.08	67.28	63.82	57.86	68.14
Loans to deposits	93.43	100.51	98.20	97.90	96.19

	For the Six Months Ended June 30,
	2020	2019
Performance Ratios (Annualized):
Return on average assets (2)	0.66%	1.02%
Return on average tangible assets (2) (3)	0.69	1.07
Return on average stockholders’ equity (2)	4.93	7.26
Return on average tangible stockholders’ equity (2) (3)	7.81	11.13
Net interest rate spread	3.15	3.52
Net interest margin	3.37	3.72
Operating expenses to average assets (2)	2.23	2.49
Efficiency ratio (2) (4)	64.72	66.07

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Trust and Asset Management:
Wealth assets under administration	$224,042	$173,856	$195,415	$194,137	$199,554
Nest Egg	57,383	43,528	34,865	23,946	9,755
Per Share Data:
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Stockholders’ equity per common share at end of period	24.47	23.38	22.88	22.57	22.24
Tangible common stockholders’ equity per common share at end of period (3)	14.79	14.62	15.13	14.86	14.57
Common shares outstanding at end of period	60,343,077	60,311,717	50,405,048	50,700,586	51,131,804
Preferred shares outstanding at end of period	57,370	—	—	—	—
Number of full-service customer facilities:	62	75	56	56	60
Quarterly Average Balances
Total securities	$1,130,779	$1,186,535	$1,008,461	$1,039,560	$1,080,690
Loans receivable, net	8,295,622	7,850,662	6,162,808	6,008,325	5,948,312
Total interest-earning assets	9,780,417	9,100,923	7,214,764	7,088,817	7,096,216
Total assets	11,114,586	10,332,809	8,192,177	8,073,238	8,068,899
Interest-bearing transaction deposits	5,065,069	4,825,193	4,053,226	3,971,380	4,051,539
Time deposits	1,623,890	1,459,348	931,228	920,032	934,470
Total borrowed funds	828,928	832,285	577,042	552,998	566,785
Total interest-bearing liabilities	7,517,887	7,116,826	5,561,496	5,444,410	5,552,794
Non-interest bearing deposits	2,018,044	1,687,582	1,393,002	1,396,259	1,302,147
Stockholders’ equity	1,453,658	1,414,924	1,145,665	1,143,701	1,131,165
Total deposits	8,707,003	7,972,123	6,377,456	6,287,671	6,288,156
Quarterly Yields
Total securities	2.64%	2.68%	2.59%	2.64%	2.64%
Loans receivable, net	4.28	4.61	4.53	4.60	4.78
Total interest-earning assets	3.94	4.34	4.24	4.30	4.43
Interest-bearing transaction deposits	0.47	0.64	0.59	0.58	0.58
Time deposits	1.58	1.71	1.78	1.72	1.66
Borrowed funds	2.38	2.24	2.41	2.64	2.70
Total interest-bearing liabilities	0.92	1.05	0.98	0.98	0.98
Net interest spread	3.02	3.29	3.26	3.32	3.45
Net interest margin	3.24	3.52	3.48	3.55	3.66
Total deposits	0.57	0.70	0.64	0.62	0.62

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related expenses, branch consolidation expenses, opening credit loss expense, non-recurring professional fees, compensation expense due to the retirement of an executive officer, the reduction in income tax expense from the revaluation of state deferred tax assets as a result of a change in the New Jersey tax code. Refer to Other Items - Non-GAAP Reconciliation for impact of these items.

(3)
Tangible common stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible. Tangible common stockholders’ equity also excludes preferred equity.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Core earnings:
Net income	$18,638	$16,533	$23,450	$24,971	$18,980
Non-recurring items:
Add: Merger related expenses	3,070	8,527	3,742	777	931
Branch consolidation expenses	863	2,594	268	1,696	6,695
Two River & Country Bank opening credit loss expense under the CECL model	—	2,447	—	—	—
Non-recurring professional fees	—	—	1,274	750	—
Compensation expense due to the retirement of an executive officer	—	—	—	—	1,256
Income tax benefit related to change in New Jersey tax code	—	—	(2,205)	—	—
Less: Income tax expense on items	(966)	(3,121)	(793)	(663)	(1,867)
Core earnings	$21,605	$26,980	$25,736	$27,531	$25,995
Core diluted earnings per share	$0.36	$0.45	$0.51	$0.54	$0.51

Core ratios (Annualized):
Return on average assets	0.78%	1.05%	1.25%	1.35%	1.29%
Return on average tangible assets	0.82	1.11	1.31	1.42	1.36
Return on average tangible stockholders’ equity	9.39	12.25	13.53	14.53	14.14
Efficiency ratio	57.71	55.36	56.73	53.56	56.26

	For the Six Months Ended June 30,
	2020	2019
Core earnings:
Net income	$35,171	$40,153
Non-recurring items:
Add: Merger related expenses	11,597	5,984
Branch consolidation expenses	3,457	7,086
Two River & Country Bank opening credit loss expense under the CECL model	2,447	—
Compensation expense due to the retirement of an executive officer	—	1,256
Less: Income tax expense on items	(4,087)	(2,906)
Core earnings	$48,585	$51,573
Core diluted earnings per share	$0.81	$1.02

Core ratios (Annualized):
Return on average assets	0.91%	1.31%
Return on average tangible assets	0.96	1.37
Return on average tangible stockholders’ equity	10.79	14.29
Efficiency ratio	56.52	56.43

(continued)

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Total stockholders’ equity	$1,476,434	$1,409,834	$1,153,119	$1,144,528	$1,137,295
Less:
Goodwill	501,472	500,093	374,632	374,537	374,592
Core deposit intangible	26,732	28,276	15,607	16,605	17,614
Tangible stockholders’ equity	$948,230	$881,465	$762,880	$753,386	$745,089

Total assets	$11,345,365	$10,489,074	$8,246,145	$8,135,173	$8,029,057
Less:
Goodwill	501,472	500,093	374,632	374,537	374,592
Core deposit intangible	26,732	28,276	15,607	16,605	17,614
Tangible assets	$10,817,161	$9,960,705	$7,855,906	$7,744,031	$7,636,851
Tangible stockholders’ equity to tangible assets	8.77%	8.85%	9.71%	9.73%	9.76%

COMPUTATION OF TOTAL TANGIBLE COMMON EQUITY TO TOTAL TANGIBLE ASSETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Total stockholders’ equity	$1,476,434	$1,409,834	$1,153,119	$1,144,528	$1,137,295
Less:
Goodwill	501,472	500,093	374,632	374,537	374,592
Core deposit intangible	26,732	28,276	15,607	16,605	17,614
Preferred stock	55,711	—	—	—	—
Tangible common stockholders’ equity	$892,519	$881,465	$762,880	$753,386	$745,089

Total assets	$11,345,365	$10,489,074	$8,246,145	$8,135,173	$8,029,057
Less:
Goodwill	501,472	500,093	374,632	374,537	374,592
Core deposit intangible	26,732	28,276	15,607	16,605	17,614
Tangible assets	$10,817,161	$9,960,705	$7,855,906	$7,744,031	$7,636,851
Tangible common stockholders’ equity to tangible assets	8.25%	8.85%	9.71%	9.73%	9.76%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Two River, net of the total consideration paid (in thousands):

	At January 1, 2020
	Two River Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$197,050
Assets acquired:
Cash and cash equivalents	$51,102	$—	$51,102
Securities	62,832	1,549	64,381
Loans	940,885	(813)	940,072
Accrued interest receivable	2,382	—	2,382
Bank Owned Life Insurance	22,440	—	22,440
Deferred tax asset	5,201	(1,624)	3,577
Other assets	18,662	(2,706)	15,956
Core deposit intangible	—	12,130	12,130
Total assets acquired	1,103,504	8,536	1,112,040
Liabilities assumed:
Deposits	(939,132)	(2,618)	(941,750)
Other liabilities	(58,935)	(67)	(59,002)
Total liabilities assumed	(998,067)	(2,685)	(1,000,752)
Net assets acquired	$105,437	$5,851	$111,288
Goodwill recorded in the merger			$85,762
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to recorded carrying values may be required.

(continued)
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Country Bank, net of the total consideration paid (in thousands):

	At January 1, 2020
	Country Bank Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$112,836
Assets acquired:
Cash and cash equivalents	$20,799	$—	$20,799
Securities	144,460	39	144,499
Loans	614,285	4,123	618,408
Accrued interest receivable	1,779	—	1,779
Deferred tax asset	(3,254)	(668)	(3,922)
Other assets	10,327	(1,937)	8,390
Core deposit intangible	—	2,117	2,117
Total assets acquired	788,396	3,674	792,070
Liabilities assumed:
Deposits	(649,399)	(3,254)	(652,653)
Other liabilities	(69,244)	2,018	(67,226)
Total liabilities assumed	(718,643)	(1,236)	(719,879)
Net assets acquired	$69,753	$2,438	$72,191
Goodwill recorded in the merger			$40,645
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to recorded carrying values may be required.